Exhibit 99.1

AGREEMENT OF JOINT FILING

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby consent to the joint filing on their behalf of a single Schedule 13D and any amendments thereto, with respect to the beneficial ownership by each of the undersigned of shares of common stock, $0.01 par value, of Nortech Systems, a Minnesota corporation. The undersigned hereby further agree that this statement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute one and the same instrument. This Joint Filing Agreement shall be filed as an Exhibit to such Schedule 13D.

Dated: July 18, 2019

CURTIS SQUIRE, INC.

By:  /s/ David Kunin

       David Kunin

        President

  /s/ Anita Kunin

        Anita Kunin

  /s/ David Kunin

        David Kunin

  /s/ James Timothy Kunin

        James Timothy Kunin

  /s/ Andrew Kunin

        Andrew Kunin

  /s/ William Kunin

        William Kunin